Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 15, 2009 relating to the consolidated financial statements, which appears on page 17 of Form 10-K of CrowdGather, Inc. for the years ended April 30, 2009 and 2008 and to the reference to our firm under the caption “Experts” in the Prospectus.

MENDOZA BERGER & COMPANY, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California
April 12, 2010

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